                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of ChiRex Inc.:

     As independent public accountants, we hereby consent to the use of our reports dated February 17, 1997 (and to all references to our Firm) included in or made a part of the Registration Statement, as amended, and related Prospectus of ChiRex Inc.

                                            ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 18, 1997